                                       RTI INC.

                     SERIES A PREFERRED STOCK PURCHASE AGREEMENT


    This Agreement is entered into as of February 26, 1996 by and among RTI Inc., a New York corporation, (the "Company") and Sterigenics International., a California corporation ("Purchaser").

    A. WHEREAS, the Company and the Purchaser have entered into an Asset Acquisition Agreement (the "Asset Agreement") dated as of the date hereof, pursuant to which the Purchaser has agreed to purchase certain assets and assume certain liabilities of the Company. Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given to them in the Asset Agreement.

    B. WHEREAS, Purchaser has agreed that it will purchase shares of the Company's preferred stock in order to provide the Company with additional cash to fund the purchase of additional Cobalt and to allow the Company to run its operations at full capacity until the closing of the transactions contemplated by the Asset Agreement.

    C. WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the Purchaser will purchase from the Company shares of the Company's preferred stock.

    NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth below, the parties mutually agree as follows:

    1.   AUTHORIZATION AND SALE OF THE SHARES.

         1.1 AUTHORIZATION; FILING OF CORPORATE DOCUMENTS. The Company has authorized the issuance and sale of up to 118,000 shares of its Series A Preferred Stock pursuant to the terms and conditions of this Agreement. The term "Preferred Shares" means such 118,000 shares of Series A Preferred Stock. Attached hereto as EXHIBIT A is the Certificate of Amendment to the Certificate of Incorporation of the Company (the "Certificate of Amendment") which sets forth the powers, preferences, rights and other matters relating to the Series A Preferred Stock to be filed by the Company with the Department of State of the State of New York.

         1.2 ISSUANCE AND SALE. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Preferred Shares at the Closing (as defined below) at a purchase price of Two
Dollars ($2.00) per share.

    2.   CLOSING; DELIVERY.

         2.1 CLOSING. The closing (the "Closing") of the purchase and sale of the Preferred Shares to the Purchaser shall occur on the business day immediately following the satisfaction of the conditions set forth in Section 6.

         2.2 DELIVERY. Subject to the terms of this Agreement, at the Closing the Company will deliver to the Purchaser a stock certificate representing the Preferred Shares against payment of the purchase price therefor by certified check payable to the order of the Company or by wire transfer, at RTI's option.

    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

         3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. The Company is a corporation duly and validly existing under, and by virtue of, the laws of the State of New York and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company has made available to the Purchaser or its special counsel copies of the Company's Certificate of Incorporation and Bylaws, each as amended to date, and copies of all proceedings of the Company's Board of Directors and shareholders with respect to the period from January 1, 1995 through the date hereof. Said copies are true, correct and complete copies of the original documents.

         3.2 CORPORATE POWER. The Company has all requisite legal and corporate power to enter into this Agreement, to sell the Preferred Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         3.3  SEC FILINGS; FINANCIAL STATEMENTS.

              (a) The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since January 1, 1995 (collectively, the "RTI SEC Reports"). The RTI SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such RTI SEC Reports or necessary in order to make the statements in such RTI SEC Reports, in the light of the circumstances under which they were made, not misleading.

              (b) Each of the financial statements (including, in each case, any related notes) contained in the RTI SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the Securities and Exchange Commission) and fairly presented the consolidated financial position of RTI as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not expected to be material in amount.

         3.4 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consisted of 15,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, of which 200,000 shares will be designated as Series A Preferred Stock. As of the date of this Agreement, there were issued and outstanding 1,076,907 shares of Common Stock and no shares of Series A Preferred Stock. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, subject to Section 630 of the New York Business Corporate Law. As of the date hereof, there were no outstanding rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except as disclosed in the RTI SEC Reports and except that an aggregate of 118,000 shares of Common Stock have been reserved for issuance upon the conversion of the Preferred Shares (the "Common Shares").

         3.5  AUTHORIZATION.

              (a) All corporate action on the part of the Company, its officers, directors and shareholders necessary for (i) the sale and issuance of the Preferred Shares pursuant hereto, (ii) the issuance of the Common Shares, and (iii) the execution, performance and delivery by the Company of the Agreement has been taken. The Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

              (b) The Preferred Shares and the Common Shares (collectively, the "Securities"), when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, subject to
Section 630 of the New York Business Corporate Law, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or otherwise required by such laws at the time a transfer is proposed.

              (c) No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Securities.

    4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER; RESTRICTIONS ON TRANSFER.

         4.1 REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

              (a) The Purchaser is able, without impairing the Purchaser's financial condition, to bear the economic risk of the purchase of the Preferred Shares pursuant to the terms of this Agreement, to hold the Securities for an indefinite period of time and to suffer a complete loss of Purchaser's investment.

              (b) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of (i) evaluating the merits and risks of the purchase of the Securities pursuant to the terms of this Agreement and (ii) protecting the Purchaser's interests in connection therewith.

              (c) The Securities are being acquired for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

              (d) The Purchaser has the full capacity, right, power and authority to enter into and perform the Agreement, and the Agreement constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms.

              (e) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of the Agreement and consummation of the transaction contemplated hereunder.

              (f) The Purchaser is legally permitted to purchase the Preferred Shares.

         4.2 LEGENDS. Each certificate or instrument representing the Securities will be endorsed with the following legends:

              (a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

              (b) Any other legends required by applicable state blue sky laws.

The Company need not register a transfer of any Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in this Agreement are satisfied.

         4.3  REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS.

              (a)  Any legend endorsed on a certificate pursuant to
Section 4.2(a) and any stop transfer instructions applicable to such certificate regarding the restrictions set forth in such legend will be removed and the Company will issue a certificate without such legend to the holder thereof if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available (provided, however, that the Company has no obligation to register the Securities), if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or if such holder provides the Company with an opinion of counsel for such holder which opinion is reasonably satisfactory to legal counsel for the Company, to the effect that a public sale, transfer or assignment of such Securities may be made without registration.

              (b)  Any legend endorsed on a certificate pursuant to
Section 4.2(b) and the stop transfer instructions with respect to such Securities will be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

    5.   COVENANTS OF THE PARTIES.

         5.1 COVENANT OF THE COMPANY. During the period that the Purchaser is a holder of the Securities, the Company agrees to pay all debts, wages or salaries (within the meaning of Section 630 of the New York Business Corporation
Law) due and owing to any of its laborers, servants or employees other than contractors for services performed by them for the Company, unless such debts, wages or salaries are contested by the Company in good faith.

         5.2 COVENANT OF THE PURCHASER. Purchaser agrees that it will not sell, pledge or otherwise encumber the Preferred Shares, nor will it convert the Preferred Shares into Common Stock or redeem the Preferred Shares, prior to either the Closing of the Acquisition (as defined in the Asset Agreement) or the termination of the Asset Agreement.

    6. CONDITIONS TO CLOSING. The obligation of the Purchaser to purchase Preferred Shares at the Closing and the obligation of the Company to sell the Preferred Shares at the Closing is subject to the fulfillment on or prior to the time of the Closing of the following conditions:

              (a) FILING WITH THE NEW YORK SECRETARY OF STATE. The Company shall have received a certified copy of the Certificate of Amendment from the Secretary of State of New York.

              (b) LEGAL INVESTMENT. At the time of the Closing, the purchase of the Preferred Shares by the Purchaser hereunder will be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

    7.   MISCELLANEOUS.

         7.1 AMENDMENT. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

         7.2 GOVERNING LAW. This Agreement will be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

         7.3 SURVIVAL. The representations, warranties, covenants and agreements made herein will survive the execution of this Agreement and the Closing of the transactions contemplated hereby for a period of one year from the Closing.

         7.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. The Purchaser may not assign its rights to purchase the Preferred Shares and the Company may not assign its rights to receive the proceeds of such purchase.

         7.5 ENTIRE AGREEMENT. This Agreement, the exhibits to this Agreement and the other documents delivered pursuant hereto or incorporated by reference herein and the Asset Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior oral and written understandings, agreements and commitments with regard to such subjects by or among the parties hereto.

              7.6 NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and will be deemed effective when delivered in person, first business day after sent by confirmed facsimile, if promptly confirmed in writing, on the third business day after the day on which mailed by first class mail from within the United States of America, or the business day following delivery to a national overnight courier service to the following addresses or to such other address as either party may specify in writing to the other party in accordance with the provisions of this Section 6.6.

         If to Purchaser                    With a copy to:
         Sterigenics International          Gunderson Dettmer Stough Villeneuve
         4020 Clipper Court                 Franklin & Hachigian, LLP
         Fremont, CA                        600 Hansen Way, Second Floor
         94538-6540                         Palo Alto, CA 94304
         Facsimile No.: (510) 770-1499      Facsimile No.: (415) 843-0314
         Attention: James F. Clouser        Attention:  Carla S. Newell
         If to the Company:                 With a copy to:
         RTI Inc.                           Warshaw Burstein Cohen
         108 Lake Denmark Road              Schlesinger & Kuh, LLP
         Rockaway, NJ 07866                 555 Fifth Avenue
         Facsimile No.:  (201) 625-7820     New York, NY 10017
         Attention: Theo Muller             Facsimile No.: (212) 972-9150
                                            Attention: Arthur Katz

         7.7 NO WAIVERS. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any such failure or delay, or any single or partial exercise of any such right, preclude any further or other exercise of such right or any other right.

         7.8 SEPARABILITY. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent greatest possible, the economic, business and other purposes of the void or unenforceable provision.

         7.9 EXPENSES. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

         7.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

         The parties have executed this Agreement as of the day and year first above written.

                                   RTI INC.



                                   By:   /S/ Theo Muller
                                       -----------------------
                                   Title:      President
                                          --------------------

                                   STERIGENICS INTERNATIONAL



                                   By:   /S/ James F. Clouser
                                       -----------------------
                                   Title:     President
                                          --------------------

                                      EXHIBIT A

                           Certificate of Amendment to the
                     Certificate of Incorporation of the Company

                                         A-1